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        Form of Stock Warrant Agreement                       Exhibit 6.6

                           ALLIANCE HEALTHCARD, INC.
                            STOCK WARRANT AGREEMENT


     THIS ALLIANCE HEALTHCARD, INC. STOCK WARRANT AGREEMENT (the "Agreement") is
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made as of the ___ day of ________ ____, (the "Grant Date"), between ALLIANCE
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HEALTHCARD, INC., a Georgia corporation (the "Company"), and __________ (the
                                              -------
"Warrantee").

                                   RECITALS:
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     The Company has determined to grant a warrant to the Warrantee to acquire shares of common stock, all in accordance with the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:


               5.   Grant of Warrant. The Company hereby grants to Warrantee and
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          Warrantee hereby accepts the right, privilege and option, subject to the provisions of this Agreement, to purchase _______ shares of Stock (the "Warrant Shares") at the price of $______, ("Warrant Price") per
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          share of Stock.

               6.   Exercisability and Termination of the Warrant.
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                         (b)   Subject to the other terms and provisions of this
          Agreement, the Warrant shall be exercisable and shall terminate in accordance with the following schedule:





   NUMBER OF WARRANTS              DATE           TERMINATION
     EXERCISABLE               EXERCISABLE            DATE
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For the purposes of this Agreement, the "Termination Date" shall be the date,
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which is three (5) years after the Grant Date.

     3.   Procedures Regarding Exercise of Warrant and Issuance of Plan Stock.
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                    (f)  Method of Exercise.  The procedure to be followed upon
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     the exercise of the Warrant, and the conditions to the issuance of a certificate evidencing shares of Stock acquired by exercise of the Warrant, are set forth in Section 9 of the Plan and in this Section 5.

                    (g)  Payment of  Purchase Price.  The purchase price for
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     shares of Warrant Shares acquired pursuant to the exercise of the Warrant shall be paid in cash or by check in United States currency.

                    (h)  Notification of Disqualifying Disposition.  The
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     Warrantee shall notify the Company in writing immediately after he makes a
     Disqualifying Disposition of any Stock acquired by exercise of the Warrant. For these purposes, a "Disqualifying Disposition" is any disposition of any
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     stock within two (2) years after the Grant Date and one (1) year after the date of exercise of the Warrant.

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     4.   Rights Prior to Exercise of Warrant.  The Warrant is not transferable
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by Warrantee.  The Warrant shall confer no rights of the Warrantee to act as a shareholder with respect to any of the Warrant Shares until payment of the Warrant price and delivery of a share certificate has been made.

     5.   Additional Information.  Until the earlier of exercise or expiration
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of the Warrant in accordance with the terms hereof, the Company covenants and agrees to provide the Warrantee copies of all financial statements, press releases, notices, proxy statements, and other material documents sent by the Company to its stockholders, and to provide any other financial or other material non-confidential information regarding the Company as the Warrantee shall reasonably request.

     6.   Warrantee Representations and Warranties.  By execution of this
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Agreement, Warrantee represents and warrants to the Company as follows:

               (c) Warrantee is accepting this Warrant solely for Warrantee's account for investment and not with a view to or for sale or distribution of the Warrant or the Warrant shares and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the Warrant or the Warrant Shares. The entire legal and beneficial interest of the Warrant herein accepted is for and will be held for the account of the Warrantee only and neither in whole nor part for any other person.

               (d) Warrantee resides in the State of ___________ and the Warrantee's mailing address is as follows:






          (c) Warrantee acknowledges that the Warrant and Warrant shares are to be granted or issued and sold to Warrantee without registration in reliance upon certain exemptions under the Federal Securities Act of 1933, as amended, and in reliance upon certain exemptions from registration requirements under applicable state securities laws.

               (i) Warrantee will make no transfer or assignment of any of the Warrant Shares except in compliance with the Federal Securities Act of 1933, as amended, or any other applicable securities laws. Warrantee consents and agrees that a legend to such effect may be affixed to the certificate or certificates representing the Warrant Shares issued to Warrantee.

               (j) Warrantee is aware that no federal or state agency has made the recommendation or endorsement of the Warrant Shares or any finding or determination as to the fairness of the investment in such Warrant Shares.

               (k) Warrantee has full legal power and authority to execute and deliver and to perform Warrantee's obligations under this Agreement, and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which Warrantee is bound.

          (g) Warrantee acknowledges and understands that this Agreement is not designed to comply with Section 422 of the Internal Revenue Code of 1986, as amended. Warrantee further understands that the Company makes no warranties or representations regarding the impact the warrant or the exercise of the warrant will have on Warrantee federal or particular state income tax liabilities.

          (h) Warrantee has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this warrant.

          (i) Warrantee has taxable income and a net worth sufficient to provide for Warrantee current needs and possible personal contingencies; and has no need for liquidity of an investment in the Company.

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          (j)  Warrantee has such knowledge and experience in financial matters that Warrantee is capable of evaluating the relative risks and merits of an investment in the Company.

          The Company may require that the Warrantee provide it with a certificate at the time of exercise of this Warrant confirming that the representations and warranties set forth in this Section 9 are true and correct as of the date of exercise or with such other documents or instruments as may be necessary or desirable in order to establish that the issuance is exempt from registration under or to comply with the requirements of all federal and applicable state securities laws.

     7.   Binding Effect.  This Agreement shall inure to the benefit of and be
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binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Notwithstanding anything to the contrary herein, no pledge, hypothecation, sale, transfer, assignment or other disposition of any Stock or any interest therein shall be valid unless the terms of this Agreement have been complied with.

     8.   Further Assurances.  The parties to this Agreement agree to execute
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and deliver in a timely fashion, any and all additional documents necessary to effectuate the purposes of this Agreement.

     9.   Miscellaneous.  This Agreement shall be governed by and construed
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under the laws of the State of Georgia. If any term or provision hereof shall be held invalid or unenforceable, the remaining terms and provisions hereof shall continue in full force and effect. Any modification to this Agreement shall not be effective unless the same shall be in writing and such writing shall be signed by the parties hereto. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and terminates all prior understandings, agreements, or arrangements between the parties, both oral and written, with respect thereto. The terms of this Agreement shall survive the exercise of the Warrant by Warrantee and shall attach to the Warrant Shares thereafter.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    COMPANY:

                                    ALLIANCE HEALTHCARD, INC.



                                    By: ____________________________
                                    Name: __________________________
                                    Title:__________________________



                                    WARRANTEE:

                                    ________________________________
                                    Name:

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